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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 15, 1996 on the financial statements of Pet Food Warehouse, Inc. (which are included in the restated pooled financial statements of Petco Animal Supplies, Inc.) in this Registration Statement on Form S-3 of Petco Animal Supplies, Inc. It should be noted that we have not audited any financial statements of Pet Food Warehouse, Inc. subsequent to February 3, 1996 or performed any audit procedures subsequent to the date of our report.


                                       /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
October 31, 1997